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                                  EXHIBIT 10.13

                             REIMBURSEMENT AGREEMENT

THIS AGREEMENT, made and entered into effective as of this 31st day of October, 2003, by and among Richard A. Hoel ("RAH"), Laurence E. Gamst ("LEG"), and Edward J. Drenttel ("EJD") (RAH, LEG and EJD are collectively referred to as the "Members"), and Aero Systems Engineering, Inc., a Minnesota corporation ("ASE").

                              W I T N E S S E T H:

WHEREAS, the Members own 9% and ASE owns 51% of the issued and outstanding membership interest units of Automation, Manufacturing & Robotic Technologies, LLC, a Minnesota limited liability company (the "Company"), in accordance with the following:

                             MEMBERSHIP INTEREST
NAME OF MEMBER                   UNITS OWNED        OWNERSHIP PERCENTAGE
                                 -----------
ASE                                  510                       51%
RAH                                   30                        3%
LEG                                   30                        3%
EJD                                   30                        3%
                                     ---                       --

TOTAL:                               600                       60%

WHEREAS, the Company has executed documents to obtain a loan in the amount of up to $500,000 from M&I Marshall & Ilsley Bank (the "Lender");

WHEREAS, as a condition to making such loan, the Lender has required that ASE execute a corporate guaranty in a form acceptable to the Lender (the "ASE Guaranty"); and

WHEREAS, as a condition to ASE's execution of the ASE Guaranty, ASE has required that the Members commit to reimburse ASE for any payments made by ASE pursuant to and as a result of its execution of the ASE Guaranty, in proportion to their ownership percentages in the Company, as more specifically provided below.

NOW, THEREFORE, as a condition to ASE's execution of the ASE Guaranty, and in consideration of the above recitals and the mutual promises and covenants stated below, the parties agree as follows:

1. MEMBER REIMBURSEMENT OBLIGATION. Upon ASE making any payment under the ASE Guaranty, ASE shall provide written notice thereof to each Member in the form specified in Section 4. Each Member shall, as promptly as possible and in any event within thirty (30) days from receipt of such written notice, reimburse and pay to ASE an amount equal to the product of (i) the amount paid by ASE, multiplied by (ii) a percentage equal to a fraction, the numerator of which is the number of membership interest units in the Company owned by that Member and the denominator of which is the number of membership interest units owned by all of the Members and ASE. For example, assuming ownership of the Company as provided in the table

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under the first recital above, if ASE makes a $100,000 payment under the ASE
Guaranty, the Members would reimburse ASE in the following amounts:

MEMBER                                      REIMBURSEMENT AMOUNT
------                                      --------------------
RAH                                             $    5,000
LEG                                             $    5,000
EJD                                             $    5,000
                                                ----------

TOTAL:                                          $   15,000

2. MEMBER NONPERFORMANCE. If for any reason one or more of the Members does not perform his obligation under Section 1, the amount of the Section 1 reimbursement obligation for each of the performing Members shall be readjusted so that the amount of the nonperforming Member's reimbursement obligation is allocated among the performing Members and ASE based upon the percentage of the Company owned by each. For example, again assuming ownership of the Company as provided in the table under the first recital above, if ASE makes a $100,000 payment under the ASE Guaranty and if RAH is not able to perform any of his
Section 1 reimbursement obligation, then the reimbursement obligation of the performing Members shall be as follows:

MEMBER                             REIMBURSEMENT AMOUNT
------                             --------------------
LEG                                     $   5,263
EJD                                     $   5,263
                                        ---------

TOTAL:                                  $  10,526

Notwithstanding the provisions of this Section 2, a nonperforming Member nevertheless remains primarily and absolutely liable for payment of the reimbursement obligation set forth in Section 1. Any payment subsequently made by the nonperforming Member shall be allocated among the performing Members and ASE based upon the amounts paid by each and not previously reimbursed. For example, assuming the facts as indicated in this Section 2 above, if Hoel subsequently made a $2,500 reimbursement payment, the payment would be allocated $2,237 to ASE and $131.50 each of LEG and EJD.

3. OBLIGATIONS LIMITED TO ASE GUARANTY. The provisions of this Agreement apply only to payments made by ASE under the ASE Guaranty.

4. FORM OF NOTICE. The notice required to be furnished by ASE shall include: (i) a copy of the demand letter or other documents received from the Lender relating to the payment by ASE under the ASE Guaranty; (ii) a copy of the payment check; (iii) the date on which payment was made; (iv) a calculation of the reimbursement amount due from each Member; and (v) a statement signed by ASE confirming the accuracy of the information contained in such notice.

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5.       NOTICES. All notices hereunder shall be deemed to have been given when personally delivered or deposited in the United States mail, mailed first class, registered or certified, postage prepaid, addressed as follows:

         a.       If to ASE:                 Aero Systems Engineering, Inc.
                                             358 East Fillmore Avenue
                                             St. Paul, MN 55107
                                             Attn: President

         or at such other address as ASE shall have advised the Members in writing;

         b.       If to RAH:                 Richard A. Hoel
                                             600 Birchwood Avenue
                                             White Bear Lake, MN 55110

         or at such other address as RAH shall have advised ASE and the other Members in writing;

         c.       If to LEG:                 Laurence E. Gamst
                                             c/o Divine, Scherzer & Brody, Ltd.
                                             3000 Piper Jaffray Tower
                                             222 South Ninth Street
                                             Minneapolis, MN 55402

         or at such other address as LEG shall have advised ASE and the other Members in writing;

         d.       If to EJD:                 Edward J. Drenttel
                                             4291 Westchester Circle
                                             Eagan, MN 55123

         or at such other address as EJD shall have advised ASE and the other Members in writing.

6. WAIVER, MODIFICATION OR AMENDMENT. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless made in writing, signed by the party to be bound or its duly authorized representative and specifying with particularity the nature and extent of such waiver, modification or amendment. Any waiver by any party of any default of the other shall not effect, or impair any right arising from, any subsequent default. Nothing herein shall limit the rights and remedies of the parties hereto under and pursuant to this Agreement, except as specifically set forth.

7. SECTION HEADINGS. Section headings as to the content of particular sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

8. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto in respect of transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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9.       COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

10. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, and any proceeding for the enforcement hereof shall be brought in federal or state courts located in Minnesota. Both parties consent and submit to the jurisdiction of said courts and agree that service of process may be made by publication, by registered or certified mail, or in any manner provided under Minnesota or applicable federal law.

11. BENEFIT. Except as herein otherwise provided, this Agreement shall inure to the benefit of, and shall be binding upon, the parties and their personal representatives, heirs, successors and assigns.

12. SEVERABILITY. In the event any part of this Agreement is found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.
                  SIGNATURES APPEAR ON THE FOLLOWING PAGE(s).]

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[SIGNATURE PAGE TO THAT CERTAIN REIMBURSEMENT AGREEMENT, DATED OCTOBER 31,
2003.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

RAH:                                          LEG:

 /s/ Richard A. Hoel
-------------------------------------         ----------------------------------
Richard A. Hoel                               Laurence E. Gamst

EJD:                                          ASE:

 /s/ Edward J. Drenttel                       By: /s/ Charles Loux
-------------------------------------            -------------------------------
Edward J. Drenttel                                Charles H. Loux, President

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